UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2011

ARRIS Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31254	58-2588724
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

(678) 473-2000

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 21, 2011, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated October 10, 2011 (the “Merger Agreement”), among ARRIS Group, Inc., a Delaware corporation (“Parent”), Amsterdam Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and BigBand Networks Inc., a Delaware Corporation (“BigBand”), Purchaser was merged with and into BigBand, with BigBand continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As previously announced, pursuant to the terms of the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of BigBand’s common stock, par value $0.001 per share (the “Shares”), for $2.24 per Share in cash, without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 21, 2011 (the “Offer to Purchase”), as amended on November 14, 2011, and as further amended on November 18, 2011 (“Amendment No. 2”), and in the related Letter of Transmittal (the “Letter of Transmittal”). Copies of the Offer to Purchase and Letter of Transmittal were filed as Exhibits (a)(1)(A) and (a)(1)(B), respectively, to the Schedule TO filed with the SEC on October 21, 2011.

The Offer expired at midnight, New York City time, on Friday, November 18, 2011. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the expiration time, an aggregate of 67,103,577 Shares (including approximately 728,324 Shares delivered through notices of guaranteed delivery) were validly tendered and not properly withdrawn, representing approximately 92.5% of the total outstanding Shares on a diluted basis including shares underlying options to purchase shares of BigBand common stock that were then exercisable and had an exercise price less than the Offer Price. Purchaser accepted all of the Shares that were validly tendered and not properly withdrawn for payment pursuant to the terms of the Offer.

Pursuant to the terms of the Merger Agreement, on November 21, 2011, Purchaser effected a “short form” merger under Section 253 of the Delaware General Corporation Law (“DGCL”), pursuant to which Purchaser merged with and into BigBand, with BigBand as the surviving corporation (the “Merger”). As a result of the Merger, Shares that were not tendered in the Offer (other than Shares owned by Parent, Purchaser or BigBand, or any of their respective wholly owned subsidiaries, or Shares that were held by stockholders who properly and validly perfected their appraisal rights under DGCL) were converted into the right to receive an amount equal to the Offer Price. As a result of the Merger, BigBand became a wholly owned subsidiary of Parent.

Purchaser’s acquisition of the Shares in the Offer and the Merger was funded through Parent’s existing working capital.

On November 21, 2011, Parent issued a press release announcing the expiration and completion of the Offer and its intention to complete the Merger. The full text of the press release was filed as Exhibit (a)(1)(J) to Amendment No. 2.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of BigBand required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report is required to be filed.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 10, 2011, among Parent, Purchaser and BigBand (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on October 11, 2011)

99.1	Press release issued by Parent on November 21, 2011 (incorporated by reference to Exhibit (a)(1)(J) to the Schedule TO filed on November 21, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ David B. Potts
David B. Potts Executive Vice President and CFO

Date: November 22, 2011

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 10, 2011, among Parent, Purchaser and BigBand (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on October 11, 2011)

99.1	Press release issued by Parent on November 21, 2011 (incorporated by reference to Exhibit (a)(1)(J) to Amendment No. 2 to the Schedule TO, filed on November 21, 2011)